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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Abbott Laboratories on Form S-3 related to $1,500,000,000 of debt securities of our reports dated January 15, 2003, relating to the consolidated financial statements and related financial statement schedule of TAP Pharmaceutical Products Inc. and subsidiaries as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in the registration statement

DELOITTE & TOUCHE LLP
Chicago, Illinois
September 25, 2003

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT